UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: (Date of earliest event reported): November 5, 2025
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Cibus, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38161	27-1967997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6455 Nancy Ridge Drive San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)
(858) 450-0008
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, $0.0001 par value per share	CBUS	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
         Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2025, the Board of Directors (the “Board”) of Cibus, Inc. (the “Company”) appointed Craig Wichner to serve as a member of the Board, effective as of such date. Mr. Wichner will also serve as a member of the Board’s standing Strategy Committee, effective as of such date.

Mr. Wichner, 56, is the Founder and Managing Partner of Farmland LP (“Farmland”), a leading U.S. farmland investment management firm with more than $350 million in assets and over 19,000 acres under management. He founded Farmland in 2009 to demonstrate that organic and regenerative farmland management can enhance both soil health and long-term investment performance. Prior to founding Farmland, Mr. Wichner founded and managed several technology and investment companies focused on data-driven business models and sustainable growth. He previously served on the Board of Directors of BN Ranch, the successor company to Niman Ranch, which was acquired by Blue Apron Holdings, Inc. (NYSE: APRN). He also manages private family real estate holdings. Mr. Wichner holds a Bachelor of Science degree in Biochemistry and Molecular Biology with a minor in Economics from the University of California, San Diego.

There are no arrangements or understandings between Mr. Wichner and any other persons pursuant to which Mr. Wichner was named as a director of the Board. Mr. Wichner has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

In accordance with the Company’s customary practice, the Company entered into its standard form of indemnification agreement for directors and executive officers with Mr. Wichner in connection with his election to the Board. Pursuant to the Company’s Non-Employee Director Compensation Policy, the Board agreed to provide Mr. Wichner with annual compensation comprising (i) a cash retainer equal to $60,000, payable semi-annually, and (ii) subject to Board approval and granting pursuant to the terms and provisions of the Cibus, Inc. 2017 Omnibus Incentive Plan, as amended, equity compensation with a grant date value equal to $90,000. Such annual compensation will be prorated for Mr. Wichner’s service for the remainder of the 2025 fiscal year.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Cibus, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2025

CIBUS, INC.

	By:	/s/ Peter Beetham
	Name:	Peter Beetham
	Title:	Interim Chief Executive Officer